Contract of Supply and Purchase of Acid Oil

According to the Law of Contract of P.R.China and related laws this contract is signed on August 2, 2006 in Fuqing city in Fujian province between Party A and Party B through negotiation.

Party A: Fujian Zhongde Technology Corporation, Ltd.

Address: Fulu Industry district, Longtian town, Fuqing city, Fujian province, China.

Legal representative：Ou Taiming

Tel:0591－85773387        Fax：0591－28397168

Business：Manufacture and sale of biodiesel, dimer acid, polyamide resin, polyamide hot-melt adhesive, Biofuel, polyamide ink, oleic acid, stearic acid and mono amine

Scale： Produces 15,000 tons of biodiesel and above chemical products per year, and needs 20,000 tons of waste grease per year.

Party B：Fuqing Zhongde Waste Oil Collecting Corporation, Ltd.

Address：Shangyi village, Longtian town, Fuqing city, Fujian province, China

Legal representative：Yang Fang

Tel：0591－85767808       Fax：0591－85760751

Business：reclaims and sells waste grease

Scale：reclaims 30,000 to 50,000 tons of waste grease per year

1. title of the production：Party B should provide Party A with all its reclaimed acid oil and Party B must ensure that all its reclaimed acid oil should first be sold to Party A. On the condition that the quantity of acid oil meets the needs of Party A, the left could be sold to other parties.

2. Quantity of supply：Party B promises to offer Party A with the following quantity of acid oil for next two years respectively: above 30,000 tons in 2006，above 50,000 tons in 2007. If Party B does not meet the required need stated in the contract, Party A has the right to ask for 300,000 RMB for compensation.

3. Quantity and time of the trade: Party A should order in written forms 3 months in advance according to its production and sale, and the time for consignment relies on the time stated in the order.

4. Price of the production: directed by the market. Price stated in the contract refers to the price including price of the acid oil, fee for packing, fee for transport, and fee for insurance. Both parties agree：unit price per ton of the acid oil for the second half of 2006 is at most 3,300 RMB，and at least 2,800 RMB；unit price per ton of the acid oil for the first half of 2007 is at most 3,000 RMB，and at least 2,700 RMB；and the second half of 2007 is at most 3,300 RMB，and at least 2,800 RMB.

5. Packaging：all products must be packed with 220L barrel without any damage. Net weight of each barrel should be 180 kg, but the actual quantity is measured according to the actual net weight.

6. Place for trading: in the corporation of Fujian Zhongde Technology, Ltd.

7. Ways of trading：Party B is responsible for the transport of the products and security of the products during transport. Party A should unload the products.

8. Quality Standard of Products：Oleaginousness≥88%, Acid value≥120mgKOH/g

C20﹤3%, PH value≥4-6, Not emulsification, layered clearly

9. Regulation of check of products：if Oleaginousness is below 88％ or C20 is above 3％，the price for each percent is deducted for the lack of each percent. If Oleaginousness is below 88％, Party A has the right to cancel the order, and all expenses for the canceling should go to Party B.

10. Payment of trading：the account departments of both parties should check the account of last month at the beginning of this month. If the account is correct, money should be paid before 20th of this month.

11. Responsibility for breach：

1、after signing the contract, each party that relieves the contract without proper reason should give the other party 3% of the undone work for compensation.

 2、if Party B postpones to carry out the order, it should give Party A 3‰ of the delayed goods for compensation.

3、Party B should give Party A not less than 2% of the price stated

in the contract for compensation, if the quality of goods offered by Party B has a bad effect on the production or process of Party

A.

Besides, Party B should pay for all expenses for exchange

of goods.

4、if the counterfeit offered by Party B does not have a bad effect on production, Party A may choose to retain the goods with discount, but Party B should return the balance between the original payment and the discount.

12. Change or Cancel of the Contract：

1、any change or modify or delete of the contents of the contract should be agreed and signed in written forms of both parties. Only after the authorized person of both parties sign on the changed contract can it take effective.

2、 if one of the party is not able to pay back debts or it is in the process of bankruptcy and clearing debts, the other party can cancel the contract in written forms, and it takes effect once it comes to the bankrupted party.

3、the cancel of the contract has no effect on the responsibility for breach

13. Ways to solve disputes：If there is any dispute, both parties should negotiate. If negotiation does not work, each party may raise a lawsuit at the local court where Party A is located.

14. Both parties can add supplementary agreements for matters not included in the contract and the supplement has the same legal effect as the contract.

15.  the contract takes effect after representatives of both parties sign on it.

16.   The contract is duplicated and each holding one with the same legal effect.

Party A ：Fujian Zhongde Technology Co., Ltd

Legal representative:

Date:

Party B：Fuqing Waste Oil Collecting Co., Ltd

Legal representative:

Date: